Exhibit 10.1

FOURTH MODIFICATION AGREEMENT

This FOURTH MODIFICATION AGREEMENT (this “Agreement”) is made as of September 21, 2007 by and among (a) Mack-Cali Realty, L.P. (the “Borrower”), (b) the Lenders party hereto, and (c) JPMorgan Chase Bank, N.A. as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders.

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Second Amended and Restated Revolving Credit Agreement dated as of November 23, 2004, as modified by the Extension and Modification Agreement dated as of September 16, 2005, the Second Modification Agreement dated as of July 14, 2006, and the Extension and Third Modification Agreement dated as of June 22, 2007 (as so modified, the “Credit Agreement”), pursuant to which the Lenders have agreed to make loans to the Borrower on the terms and conditions set forth therein; and

WHEREAS, the Borrower has elected to exercise its option to increase the Total Commitment under the Credit Agreement, and the Lenders party hereto are willing to increase their respective Commitments under the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and fully intending to be legally bound by this Agreement, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

2.             Modifications to Credit Agreement.  As of the Effective Date (as defined in §4 hereof) the Credit Agreement is modified as follows:

2.1.         Modifications to §1.1.  The definition of the term “Total Commitment” set forth in §1.1 of the Credit Agreement is hereby modified by restating such definition in its entirety to read as follows:

“Total Commitment.  As of any date, the sum of the then-current Commitments of the Lenders, which shall not at any time exceed $775,000,000 except as such amount may be increased pursuant to §2.2 hereof or reduced pursuant to §2.10 hereof.

2.2.         Schedule 1.2.  Schedule 1.2 to the Credit Agreement is hereby modified by deleting said Schedule 1.2 in its entirety and substituting the Schedule 1.2 attached to this Agreement in place thereof.

2.3.         Acknowledgement.  The Borrower acknowledges that the increase of the Total Commitment pursuant to this Agreement shall constitute a partial usage of its option under §2.2 of the Credit Agreement and that after the effectiveness of this Agreement $25,000,000 of additional increases of the Total Commitment may be made under §2.2 of the Credit Agreement.

2.4.         Reallocation.  On the Effective Date, the Borrower shall make such borrowings and repayments of Revolving Credit Loans as shall be necessary to effect a reallocation of such Revolving Credit Loans in accordance with the new Commitment Percentages of the Lenders set forth in Schedule 1.2 attached hereto.

2.5.         Fee.  The Borrower agrees to pay to the Administrative Agent, for the account of each Lender increasing its Commitment hereunder, a fee equal to 0.25% on the amount of the increase in such Lender’s Commitment, which fee shall be payable on the Effective Date.

3.             Provisions Of General Application.

3.1.         Representations and Warranties. The Borrower hereby represents and warrants as of the date hereof that (a) each of the representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement or this Agreement are true and correct in all material respects as of the date as of which they were made and are true and correct in all material respects at and as of the date of this Agreement (except to the extent (i) of changes resulting from transactions contemplated or not prohibited by the Credit Agreement or the other Loan Documents, (ii) of changes occurring in the ordinary course of business, or (iii) that such representations and warranties relate expressly to an earlier date), (b) no Default or Event of Default exists on the date hereof (before and after giving effect to this Agreement), and (c) this Agreement has been duly authorized, executed and delivered by the Borrower and is in full force and effect as of the Effective Date, and the agreements and obligations of the Borrower contained herein constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its terms, subject only to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and to the fact that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

The Borrower hereby further represents and warrants as of the date hereof that the execution, delivery and performance of this Agreement (i) are within the authority of the Borrower, (ii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, (iii) do not conflict with any provision of the agreement of limited partnership, any certificate of limited partnership, the charter documents or by-laws of the Borrower or any general partner or other controlling Person thereof, (iv) do not contravene any provisions of, or constitute a default hereunder, a Default or an Event of Default or a failure to comply with any term, condition or provision of, any other agreement, instrument, judgment, order, decree, permit, license or undertaking binding upon or applicable to the Borrower or any of the Borrower’s properties (except for any such failure to comply under any such other agreement, instrument, judgment, order, decree, permit, license, or undertaking as would not materially and adversely affect the condition (financial or otherwise), properties, business or results of operations of the Borrower, the Operating Subsidiaries or any Guarantor) or result in the creation of any mortgage, pledge, security interest, lien, encumbrance or charge upon any of the properties or assets of the Borrower, the Operating Subsidiaries or any Guarantor, and (v) do not require (A) the approval or consent of any governmental agency or authority other than those already obtained, or (B) filing with any governmental agency or authority, other than filings which will be made with the SEC when and as required by law.

3.2.         No Other Changes.  Except as otherwise expressly provided or contemplated by this Agreement, all of the terms, conditions and provisions of the Credit Agreement remain unaltered and in full force and effect.  The Credit Agreement and this Agreement shall be read and construed as one agreement.  The making of the modifications in this Agreement does not imply any obligation or agreement by the Administrative Agent or any Lender to make any other amendment, waiver, modification or consent as to any matter on any subsequent occasion.  This Agreement shall be a Loan Document under the Credit Agreement.

3.3.         Governing Law.  This Agreement shall be deemed to be a contract under the laws of the State of New York.  This Agreement and the rights and obligations of each of the parties hereto are contracts under the laws of the State of New York and shall for all purposes be construed in accordance with and governed by the laws of such State (excluding the laws applicable to conflicts or choice of law).

3.4.         Assignment.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective permitted successors and assigns.

3.5.         Counterparts.  This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the same agreement.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

4.             Effectiveness of this Agreement.  This Agreement shall become effective on the date on which the following conditions precedent are satisfied (such date being hereinafter referred to as the “Effective Date”):

(a)           Execution and delivery to the Administrative Agent by each of those Lenders increasing its Commitment, the Borrower, the Guarantors and the Administrative Agent of this Agreement.

(b)           Execution and delivery to the Administrative Agent of (i) a certificate of each of the Borrower and MCRC confirming that there have been no changes to their respective charter documents since June 22, 2007, or (ii) if there have been changes to the Borrower’s or MCRC’s charter document since such date, a secretary’s certificate of the Borrower or MCRC certifying as to such changes.

(c)           Delivery to the Administrative Agent of an incumbency certificate of the Borrower and MCRC and of resolutions of the board of directors of MCRC authorizing this Agreement.

(d)           Payment to the Administrative Agent, for the accounts of the Agents and the Lenders, as applicable, all fees due and payable on or before the Effective Date and all expenses due and payable on or before the Effective Date, including, without limitation, reasonable attorneys’ fees and expenses and other costs and expenses incurred in connection with this Agreement and any LIBOR Breakage Costs payable under §4.8 of the Credit Agreement.

(e)           Delivery to the Administrative Agent by Seyfarth Shaw LLP, as counsel to the Borrower, and Ballard Spahr Anderson & Ingersoll, LLP, as corporate counsel to MCRC, of opinions addressed to the Lenders and the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

(f)            Execution and delivery of the Borrower of new Notes payable to those Lenders increasing their Commitments.

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Fourth Modification Agreement as of the date first set forth above.

MACK-CALI REALTY, L.P.

By:	Mack-Cali Realty Corporation,
its general partner

By:	/s/ Barry Lefkowitz
	Name:	Barry Lefkowitz
	Title:	Executive Vice President
and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., individually and
as Administrative Agent, Swing Lender and Fronting
Bank

By:	/s/ Marc E. Costantino
	Name:	Marc E. Costantino
	Title:	Executive Director

BANK OF AMERICA, N.A.

By:	/s/ Charlotte W. Deinhart
	Name:	Charlotte W. Deinhart
	Title:	Vice President

SCOTIABANC, INC.

By:	/s/ J.F. Todd
	Name:	J.F. Todd
	Title:	Managing Director

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ J. Richard Litton
	Name:	J. Richard Litton
	Title:	Vice President

CITICORP NORTH AMERICA, INC.

By:	/s/ Niraj R. Shah
	Name:	Niraz R. Shah
	Title:	Vice President

US BANK NATIONAL ASSOCIATION

By:	/s/ Walter F. Whitt
	Name:	Walter F. Whitt
	Title:	Senior Vice President

THE BANK OF NEW YORK

By:	/s/ David Applebaum
	Name:	David Applebaum
	Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Brenda Casey
	Name:	Brenda Casey
	Title:	Director

By:	/s/ James Rolison
	Name:	James Rolison
	Title:	Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ James T. Taylor
	Name:	James T. Taylor
	Title:	Vice President

NORTH FORK BANK, A DIVISION OF CAPITAL ONE, N.A.

By:	/s/ Timothy C. Thompson
	Name:	Timothy C. Thompson
	Title:	Senior Vice President

COMERICA BANK

By:	/s/ Leslie A. Vogel
	Name:	Leslie A. Vogel
	Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ William McGinty
	Name:	William McGinty
	Title:	Senior Vice President